UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2012

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Hecla Mining Company (“our,” “we,” or “Hecla”) held on May 24, 2012, our shareholders were asked to consider and vote upon the following four proposals: (1)  elect two directors to our Board of Directors to hold office until the 2015 Annual Meeting of Shareholders or until their successors are duly elected and qualified; (2)  approve an advisory resolution on the Company’s executive compensation; (3)  approve an amendment to our Stock Plan for Nonemployee Directors; and (4) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

On the record date of March 23, 2012, there were 285,297,951 shares of Hecla common stock issued and outstanding and entitled to vote at the Annual Meeting.  The count of shares present at the meeting, in person or proxy, was 215,629,441, or 75.58% of the outstanding voting shares of Hecla.   For each proposal, the results of shareholder voting were as follows:

Proposal 1.   Election of Two Director Nominees. The shareholders elected each of the director nominees proposed by our Board of Directors to serve until the 2015 Annual Meeting of Shareholders or until such nominee’s successor is duly elected and qualified. The following is a breakdown of the voting results:

	Votes For	Votes Withheld	Broker Non-Votes
George R. Nethercutt, Jr.	112,444,019	6,287,543	96,897,879
John H. Bowles	114,283,368	4,448,194	96,897,879

Proposal 2.   Advisory Vote on Executive Compensation. Our shareholders approved the compensation of Hecla’s named executive officers. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstain	Broker Non-Votes
103,633,149	10,434,958	4,663,455	96,897,879

Proposal 3.   Approval of Amendment to the Stock Plan for Nonemployee Directors.  The following is a breakdown of the voting results on the amendment to our Stock Plan for Nonemployee Directors:

Votes For	Votes Against	Abstain	Broker Non-Votes
86,540,002	31,336,950	854,610	96,897,879

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Proposal 4.   Appointment of BDO USA, LLP as Independent Registered Public Accounting Firm. Our shareholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  The following is a breakdown of the voting results:

Votes For	Votes Against	Abstain
208,830,846	4,872,829	1,925,766

There were no broker non-votes with respect to Proposal 4.

Item 8.01 – Other Events.

On May 29, 2012, our subsidiary Hecla MC Subsidiary, LLC (“Hecla MC”) entered into an Asset Purchase Agreement with Crown Gold Corporation and one of its subsidiaries, pursuant to which Hecla MC will purchase certain unpatented mining claims and mining leases and other assets comprising Seller’s Monte Cristo property in Esmeralda County, Nevada, for $4,500,000 in cash, plus a potential additional purchase price payment of $1,000,000 if certain conditions are met.  The purchase of the assets is subject to a number of conditions, including Crown Gold obtaining shareholder and regulatory approvals, and satisfactory completion of Hecla MC’s due diligence, and is expected to close in the third quarter of 2012.

Dr. Anthony P. Taylor, a director of Hecla, is the Executive Chairman of Crown Gold.  As a result, Hecla’s board of directors carefully considered this transaction before concluding that it represented a good opportunity to acquire a precious metals exploration project in Nevada.  In addition, in order to fully ensure the independence of Hecla’s board, Dr. Taylor recused himself from all Hecla board meetings at which this transaction was discussed, and did not vote on the acquisition of the project by Hecla.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

Dated:  May 30, 2012

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